Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated January 14, 2008, accompanying the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting included in the Annual Report of CopyTele, Inc. and Subsidiaries on Form 10-K for the year ended October 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CopyTele, Inc. on Forms S-8 (Registration Nos. 33-72716, effective December 9, 1993, 33-62381, effective September 6, 1995, 333-16933, effective November 27, 1996, 333-53416, effective January 9, 2001, 333-69650, effective September
19, 2001, 333-99717, effective September 18, 2002, 333-105012, effective May 5,
2003, 333-120333, effective November 9, 2004, 333-132544, effective March 17,
2006, and 333-146261, effective September 21, 2007).



/s/ GRANT THORNTON LLP

Melville, New York
January 14, 2008